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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Southern Electronics Corporation on Form S-3 of (i) our report dated August 13, 1997 included in the Annual Report on Form 10-K of Southern Electronics Corporation for the year ended June 30, 1997 and (ii) our report dated August 13, 1997 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 4, 1997